Exhibit 10.2

February 28, 2006

BELLICUM PHARMACEUTICALS, INC.

2006 STOCK OPTION PLAN

SECTION 1. Purpose of the Plan. The purpose of this Bellicum Pharmaceuticals, Inc. 2006 Stock Option Plan (“Plan”) is to encourage ownership of common stock, $.01 par value (“Common Stock”), of Bellicum Pharmaceuticals, Inc. (the “Company”) by eligible employees, directors, consultants, and other service providers of the Company and its subsidiaries (hereinafter collectively referred to as the “Company”) and to provide increased incentive for such employees, directors, consultants, and other service providers to render services and to exert maximum effort for the business success of the Company. Options granted under this Plan will be nonqualified options (“Nonqualified Options”) which are options which do not qualify as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or options which are intended to qualify as incentive stock options (“ISOs”).

SECTION 2. Administration of the Plan.

(a) Composition of Committee. The Plan shall be administered by the Board of Directors of the Company (“Board”) or a committee designated by the Board which shall also designate the chairman of the committee. If the Company is subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the committee shall be composed of not less than two Non-Employee Directors (within the meaning of such Rule 16b-3 promulgated by the Securities and Exchange Commission (“Commission”) under the Exchange Act (“Rule 16b-3”), each of whom shall be an “outside director” for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board. The Board or the committee designated by the Board, both as administrators of the Plan, shall hereinafter be referred to as “Committee.”

(b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee and the Company.

(c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6(j) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 301,500 shares. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired and held by

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the Company and such number of shares shall be and is hereby reserved for sale for such purpose. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an option. To the extent that an option lapses or the rights of its Optionee terminate or the option is cashed-out, the Common Stock subject to an option shall again be available for grant of another option. Shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

SECTION 4. Eligibility. The persons eligible to participate in the Plan as a recipient of options (“Optionee”) shall include employees, directors, consultants, and other service providers of the Company at the time the option is granted. An employee, director, consultant, or other service provider who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5. Grant of Options.

(a) Committee Discretion. Except where the Committee has explicitly given the authority to some other individual, the Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those employees, directors, consultants, and other service providers of the Company who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that an Optionee must be an employee of the Company to receive any ISOs. If the Company is subject to Section 16 of the Exchange Act, the Committee shall specifically pre-approve each grant to each Optionee subject to Section 16(b) of the Exchange Act in accordance with Rule 16b-3 as amended, unless such grant is or will be otherwise exempt from Section 16(b) of the Exchange Act. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat or by written consent in accordance with the laws of the State of Texas, provided that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

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(c) Limitation on Incentive Stock Options. The aggregate number of shares of Common Stock that may be optioned as ISOs under the Plan is 120,000. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its parent and subsidiary corporations shall not exceed $100,000. To the extent that the aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee’s ISOs will not constitute ISOs because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

SECTION 6. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate and include in such agreement.

(a) Option Period. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (“Option Period”), which in no event shall exceed the tenth (10th) anniversary date of the date the option is granted.

(b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of both ISOs and Nonqualified Options, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its affiliate (“Ten Percent Stockholder”), the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted.

For all purposes under this Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the closing sales price of the Common Stock on the exchange on which the Common Stock is traded on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the

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Common Stock are so reported. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A so that options granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

(c) Vesting. Subject to the discretion of the Committee to provide otherwise, all options granted under the Plan shall be subject to mandatory vesting in accordance with the following schedule: 12/48 of the options shall vest on the one (l) year anniversary of the date of grant, and an additional 1/48 of the options shall vest on each subsequent one (1) month anniversary thereafter until all options are fully vested, provided that Optionee remain an eligible employee, director, consultant, or other service provider of the Company and/or its subsidiaries on all such dates. In the event of the termination of Optionee’s employment or service with the Company, any options previously granted shall cease to vest on the date of termination and the provisions of Section 6 (g) or (h) shall apply.

(d) Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However, no portion of any option may be exercised by an Optionee prior to the approval of the Plan by the stockholders of the Company.

(e) Procedure for Exercise. Options shall be exercised by the delivery of (i) written notice to the President of the Company setting forth the number of shares with respect to which the option is being exercised, (ii) cash or cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock) and (iii) executed signature pages of the Shareholders Agreement, if applicable (defined in Section 6(o)), as required in Section 6(o). Notice and the executed signature pages of the Shareholders Agreement may be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice, such option payment and such executed signature pages of the Shareholders Agreement.

As promptly as practicable after receipt of such written notification, payment, and executed signature pages, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

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(f) Cashless Exercise. In addition to and without limiting the rights of the Optionee under the terms hereof, the Optionee may elect to receive shares of Common Stock equal to the value of an option (or by surrender of the option at the principal office of the Company together with notice of such election in which event the Company shall issue to Optionee the number of the shares of Common Stock computed using the following formula:

X=Y(A-B)
A

Where

X -	The number of shares of Common Stock to be issued to the Optionee on exercise of the options.

Y -	The number of options to be exercised (all of which must have the same exercise price).

A -	The fair market value of one share of Common Stock.

B -	Exercise price of the option on the date of exercise.

No payment of any cash or other consideration to the Company shall be required from the Optionee in connection with any exercise of an option by surrender or exchange pursuant to this Section 6. Such exchange shall be effective upon the date of receipt by the Company of this option surrendered for cancellation and a written request from the Optionee that the exchange pursuant to this Section 6(e) be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable on exercise shall be issued and the Company shall in lieu thereof make payment to the Optionee of cash in the amount of such fraction multiplied by the fair market value of one share of Common Stock.

For the purposes of this Section 6, “fair market value” of a share of Common Stock shall be determined in good faith by the Board in accordance with Code Section 409A.

(g) Termination of Employment or Service. Except to the extent the Committee approves an agreement containing different terms and conditions, the following terms and conditions shall apply:

(1) For Cause. If an Optionee’s service with the Company is terminated during the Option Period “For Cause” (as defined below), all options granted to him hereunder, whether exercisable or not, shall thereupon expire. As used in this Plan, the term “For Cause” means the commission of an act involving the reckless disregard of one’s duties to the Company or any of its subsidiaries, willful misconduct, fraud or the indictment for or conviction of any felony under any applicable United States federal, state or other statute.

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(2) Voluntary Termination. If an Optionee voluntarily terminates his service (“Voluntary Termination”) so that the Optionee no longer serves in any capacity as an employee, a director, a consultant, or a service provider, all options granted to him hereunder, whether exercisable or not, shall thereupon expire upon the 30th day following such Voluntary Termination.

(3) Involuntary Termination. If an Optionee ceases to be employed by the Company or the Company terminates an Optionee’s services for any reason other than For Cause, Voluntary Termination, death, or disability (“Involuntary Termination”), then all options granted to such Optionee hereunder, whether exercisable or not, shall expire within three (3) months after the date of such Involuntary Termination.

(h) Death or Disability.

(1) In the event an Optionee’s service with the Company terminates on account of the Optionee’s death or disability so that the Optionee no longer serves in any capacity as an employee, a director, a consultant, or a service provider, then all options hereunder, whether exercisable or not, shall expire on such date which is one year after the date of the Optionee’s termination of service on account of the Optionee’s death or disability.

(2) An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(i) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent. During the lifetime of an Optionee, an option shall be exercisable only by him.

(j) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option.

(k) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

(l) Extraordinary Corporate Transactions.

(1) The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other similar changes in the Company’s capital structure or its business, or any merger or

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consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(2) If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change of Control as defined in Section 6(m) below (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an option theretofore granted, the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock covered by such option, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock covered by the option.

(3) The issuance by the Company of any other class of securities which is not Common Stock or convertible into Common Stock shall not affect the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion than an adjustment is necessary to provide equitable treatment to Optionee.

(m) Change of Control. Each of the following events shall hereinafter be defined as a “Change of Control”:

(1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); or

(2) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); or

(3) the Company is to be dissolved or liquidated; or

(4) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(5) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board

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(n) Occurrence of a Change of Control. Upon the occurrence of an event of Change of Control, all of the options shall immediately vest and become fully exercisable. Notwithstanding the foregoing, the rights of the Optionee to further payments pursuant to any other agreement with the Company following a Change of Control shall not be terminated.

(o) Changes in Company’s Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

(p) Acceleration of Options. Notwithstanding anything to the contrary contained in this Plan, the Committee may in its sole discretion accelerate the vesting schedule of any option or the time at or periods in which any option may be exercised. With respect to the foregoing sentence, any Committee actions may vary among individual Optionees and may vary among options held by any individual Optionee.

(q) Stockholders Agreements. The Committee shall provide in the option agreement with respect to any shares of Common Stock purchased pursuant to an option granted under the Plan, that as a condition to and a requirement of receiving any shares of Common Stock upon the exercise of an option granted under this Plan, the Optionee (or the Optionee’s representative upon the Optionee’s death) shall execute a counterpart of any agreement among stockholders or any other similar agreement placing contractual obligations on shareholders of the Company, including but not limited to those which restrict the ability of such shareholders of the Company to transfer their shares of Common Stock (“Shareholders Agreements”).

SECTION 7. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Sections 6(j), (k), (l) and (m) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 13 of the Plan, (v) except as provided in Sections 6(j), (k), (l) and (m) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The

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Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for herein in Sections 6(j), (k), (l) and (m) shall be subject to any shareholder action required by Texas corporate law.

SECTION 9. Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 10. Taxes.

(a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

(b) Notwithstanding the terms of Paragraph 10(a), any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of a Nonqualified Option may be made by the Company by withholding shares of Common Stock, or by the Optionee delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Section 6(b), equal to the amount required to be withheld or paid, provided that such tax withholding or stock delivery right is otherwise in accordance with Rule 16b-3. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined (“Tax Date”). All such elections are irrevocable and subject to disapproval by the Committee.

SECTION 11. No Right to Employment, Directorship, or Consultant or Service Provider Relationship. An Optionee shall be considered to be in the employment of the Company, in service on the Board, a consultant to the Company or a service provider to the Company so long as he or she remains an employee, director, consultant, or service provider of the Company. Any questions as to whether and when there has been a termination of such employment or service on the Board or consultant or service provider relationship and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or to continue service on the Board or to continue in a consultant or service provider relationship, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between Optionee (if the Optionee is an employee) and the Company.

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SECTION 12. Liability of Company. The Company which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

SECTION 13. Effectiveness and Expiration of Plan. The Plan shall be effective on the date of its approval and adoption by the Board (“Effective Date”). If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire on the tenth (10th) anniversary date of the Effective Date.

SECTION 14. Non-Exclusivity of the Plan. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation. the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 15. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

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IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Bellicum Pharmaceuticals, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 28th day of February, 2006.

BELLICUM PHARMACEUTICALS, INC.

By:	/s/ Kevin Slawin, M.D.

Name:	Kevin Slawin, M.D.

Title:	President

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FORM

BELLICUM PHARMACEUTICALS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(2006 Stock Option Plan)

This Nonqualified Stock Option Agreement (“Option Agreement”) is between Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [employee] (the “Optionee”).

W I T N E S S E T H:

The Company has heretofore adopted the Bellicum Pharmaceuticals, Inc. 2006 Stock Option Plan (the “Plan”) for the purpose of providing eligible employees, directors, consultants, and other service providers of the Company and its subsidiaries (collectively hereinafter referred to as the “Company”) with increased incentive to render services and to exert maximum effort for the business success of the Company, and to encourage them to remain in the employ or service of the Company. The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to the Optionee of a nonqualified stock option under the Plan.

1. Option. Subject to the terms and conditions contained herein, the Company, effective as of [date] (the “Grant Date”), hereby irrevocably grants to the Optionee the right and option (“Option”) to purchase from the Company [number of shares] shares of the Company’s common stock, $0.01 par value (“Common Stock”), at a price of $[price] per share, which is not less than 100% of the fair market value of the Common Stock at the Grant Date.

2. Option Period. The Option herein granted may be exercised by the Optionee in whole or in part at any time during a ten year period (the “Option Period”) beginning on the Grant Date, subject to the limitation that said Option shall not be exercisable for more than a portion of the aggregate number of shares offered by this Option determined by the Optionee’s number of full years of employment or service with the Company from the Grant Date to the date of such exercise, in accordance with the following schedule: 12/48 of the options shall vest on the one (1) year anniversary of the Grant Date, and an additional 1/48 of the options shall vest on each subsequent one (1) month anniversary thereafter until all options are fully vested, provided that Optionee remains an eligible employee, director, consultant, or other service provider of the Company on all such dates. In the event of the termination of Optionee’s employment or service with the Company, the shares offered by this Option shall cease to vest on the date of such termination.

Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or dates on which the Option granted hereunder is exercisable.

3. Procedure for Exercise. The Option herein granted shall be exercised by the delivery of (i) written notice by the Optionee to the President of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, (ii)

payment for the shares to be purchased, and (iii) executed signature pages of the Shareholders Agreement, if applicable (as defined in Section 6(q) of the Plan). Payment shall be by means of cash, or a cashier’s check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by the Optionee (or any combination of cash and such Common Stock). Notice and the executed signature pages of the Shareholders Agreement may be delivered by fax or telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the fax or telecopy transmission is received by the Company. The notice also shall specify the address to which the certificates for such shares are to be mailed. The Optionee shall be deemed to be a stockholder with respect to the number of shares for which the Option is being exercised on the date the Company receives such written notice, such option exercise price, and such executed signature pages of the Shareholders Agreement.

4. Termination of Employment or Service. If the Optionee’s service with the Company is terminated during the Option Period “For Cause” (as defined in the Plan), the Option, whether exercisable or not, shall thereupon expire.

If the Optionee voluntarily terminates the Optionee’s service (“Voluntary Termination”) so that the Optionee no longer serves in any capacity as an employee, a director, a consultant, or a service provider, the Option, whether exercisable or not, shall expire upon the 30th day following such Voluntary Termination.

If the Optionee ceases to be employed by the Company or the Company terminates the Optionee’s services for any reason other than For Cause, Voluntary Termination, death, or disability (“Involuntary Termination”), then the Option, whether exercisable or not, shall expire three (3) months after the date of such Involuntary Termination.

5. Death or Disability. In the event the Optionee’s service with the Company terminates on account of the Optionee’s death or disability so that the Optionee no longer serves in any capacity as an employee, a director, a consultant, or a service provider, then the Option, whether exercisable or not, shall expire on such date which is one year after the date of the Optionee’s termination of service on account of the Optionee’s death or disability. The Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, the Optionee is incapable of performing services for the Company of the kind the Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

6. Transferability. The Option shall not be transferable by the Optionee otherwise than in accordance with the Plan. No such transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

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7. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 3 of this Option Agreement.

8. Extraordinary Corporate Transactions. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other similar changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company goes through a “Fundamental Change” (as defined in the Plan), the Option granted hereunder shall be governed by Section 6 of the Plan.

9. Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities subject to the Plan or subject to the Option, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

10. Cashing Out Option. On receipt of written notice of exercise pursuant to Section 3, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which all or a portion of the Option is being exercised by paying the Optionee an amount, in cash or Common Stock, equal to (i) the excess of the fair market value of the Common Stock over the exercise price, times (ii) the number of shares of Common Stock for which the Option is being exercised on the effective date of such exercise.

11. Compliance with Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, the Optionee (or any person acting under Section 6) will enter into such written representations, warranties, and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

12. Compliance with Laws. Notwithstanding any of the other provisions hereof, the Optionee agrees that the Optionee will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

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13. Purchase for Investment. The Optionee is acquiring shares under this Option for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

14. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by the Optionee shall be made in accordance with Section 10 of the Plan.

15. No Right to Employment or Directorship. The Optionee shall be considered to be in the employment of the Company, in service as a director, a consultant to the Company or a service provider to the Company so long as he or she remains an employee, director, consultant, or service provider of the Company. Any questions as to whether and when there has been a termination of such employment or service as a director or consultant or service provider relationship and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company or to continue service as a director or to continue in a consultant or service provider relationship, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between the Optionee (if the Optionee is an employee) and the Company.

16. Resolution of Disputes. As a condition of the granting of the Option hereby, the Optionee and the Optionee’s heirs, personal representatives, and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, the Optionee, and the Optionee’s heirs, personal representatives, and successors.

17. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

18. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Twelve Greenway Plaza, Suite 1380, Houston, Texas 77046, Attention: President. Any notice given by the Company to the Optionee directed to the Optionee at the address on file with the Company shall be effective to bind the Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Optionee

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of the existence, maturity or termination of any of the Optionee’s rights hereunder and the Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of the Optionee’s rights or privileges hereunder.

19. Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 6 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

20. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

21. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee as provided herein.

IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the      day of             ,         .

BELLICUM PHARMACEUTICALS, INC.

By:

Name:

Title:

OPTIONEE

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